Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-98325, 333-120561, 333-161376, 333-177890, 333-204379, 333-230157, and 333-231666) of Communications Systems, Inc. and subsidiaries of our report dated March 31, 2021, relating to the consolidated financial statements, which appears on pages 31 to 33 of this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

(formerly known as Baker Tilly Virchow Krause, LLP)

Minneapolis, Minnesota

March 31, 2021